PROMISSORY NOTE

$110,781.00

Peoria, AZ
September 30, 2015

THIS PROMISSORY NOTE ("Note") is made and effective as of the date hereof, by JAYHAWK ENERGY, INC., a Nevada corporation ("Payor" or the "Company"), in favor of KELLY J. STOPHER, a married man or his registered assigns (the "Payee" or the "Holder").

FOR VALUE RECEIVED, Payor promises to pay to Payee, or order, the sum of ONE HUNDRED TEN THOUSAND SEVEN HUNDRED EIGHTY-ONE AND NO/100 DOLLARS ($110,781.00), together with interest thereon, all as hereinafter provided.

1. Definitions

When used in this Note, the following terms shall have the respective meanings specified herein or in the section referred to herein.

"BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which a bank is authorized to be closed under the laws of Idaho.

"BANKRUPTCY EVENT" means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"CHANGE OF CONTROL" means the consummation of any transaction or series of any related transactions (including without limitation, by way of merger) the result of which is that any "person" (as defined in Section 13(d) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act) of more than fifty percent (50%) of the voting power of the Common Stock.

"COMMON STOCK" means the Common Stock, par value $.001 per share, of Company, any successor class or classes of common equity (however designated) of Company into or for which such Common Stock may hereafter be converted, exchanged, or reclassified and any class or classes of common equity (however designated) of Company which may be distributed or issued with respect to such Common Stock or successor class or classes to holders thereof

generally.

"EQUITY ISSUANCE" means the issuance or sale by any Company of any Common Stock or any other shares, options, warrants, or other ownership interests (regardless of how designated) of or in any Company, or any other security or instrument convertible into, or exchangeable for, Common Stock.

"EVENT OF DEFAULT" is defined in SECTION 5 hereof.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"INTEREST PAYMENT DATE" means the Maturity Date.

"MATURITY DATE" means November 30, 2019.

"MAXIMUM RATE" means the highest non-usurious rate of interest (if any) permitted from day to day by applicable law.

"PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

"SEC" means the Securities and Exchange Commission and any successor thereof.

"STOCK" means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

2. <u>Interest</u>

All sums from time to time owing hereon shall bear interest from the date hereof at the rate of five percent (5%) per annum, compounding annually.

3. <u>Installment Payments</u>

Payor shall make monthly payments of interest only per the payment schedule (EXHIBIT A). All monthly payments of principal and interest shall be due on the last day of each month.

From September 30, 2015 through March 31, 2016, the Payor may defer, at its sold option, payments of accrued interest. Beginning April 30, 2016, all accrued interest through that date are due and payable and Payor shall make monthly interest-only payments thereafter through September 30, 2016.

Beginning on October 31, 2016, Payor shall make 25 monthly payments of $4,623.78.

On November 30, 2018, Payor shall make 1 payment of $1,353.14.

4. Due Date

The entire principal balance of this Note together with any and all accrued but unpaid interest thereon shall be due and payable in full on or before November 30, 2018 ("Maturity Date").

5. Secured Obligation

The obligations of the Company under this Promissory Note are secured by: (i) all assets of the Company and its affiliates, located in the State of North Dakota

6. Events of Default

"Event of Default" means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation· of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of the Promissory Note or· (B) interest, liquidated damages and other amounts owing to a Holder on the Promissory Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 5 Business Days;

ii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Promissory Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary (as such term is defined in Rule l-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

v. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vi. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within seven Trading Days;

vii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix. the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company's intention to not honor requests for conversions of any Promissory Notes in accordance with the terms hereof;

x . the Company does not meet the current public information requirements under Rule 144;

xi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

7. Default Interest

After maturity, or failure to make any payment, any unpaid principal shall accrue interest at the rate of eighteen percent (18%) per annum, or the maximum allowed by law, whichever is less, during such period of Payor's default under this Note. The Holder agrees to waive default interest provisions through March 31, 2016.

8. Allocation of Payments

Each payment shall be credited first to any late charge or other fees and costs then due, second to interest, and the remainder to principal.

9. Prepayment

All or any part of the principal may be prepaid, together with interest accrued thereon, at any time without premium or penalty.

10. Currency

All principal and interest payments shall be made in lawful money of the United States.

11. Late Charge

If Payee receives any installment payment more than fifteen (15) days after its due date, then a late payment charge of five percent (5%) of the delinquent amount will be added to the scheduled payment.

12. Acceleration

If the Payor fails to make any payment owed under this Note and such default is not cured with five (5) days after written notice of such default, then Payee may, at its option, declare all outstanding sums owed on this Note to be immediately due and payable.

In the event assets are contributed to Jayhawk Energy, Inc. by any party with a net book value in excess of $2,000,000, the Promissory Note including accrued interest shall be repaid ratably over two years from the date of contribution. A new payment schedule shall be acknowledged by

Upon the Corporation and/or its affiliates successfully obtaining additional debt or equity financing in an amount of at least three million dollars ($3,000,000.00), the Promissory Note shall be repaid ratably over two years from the date of the Separation Agreement attached as Exhibit B.

In the event of change of control of the Corporation or sale of the Corporation, the Promissory Note shall be due and payable in full at the event date.

13. Attorneys' Fees and Costs

Payor shall pay all costs incurred by Payee in collecting sums due under this Note after a default, including reasonable attorneys' fees, whether or not suit is brought. If Payor or Payee sues to enforce this Note or to obtain a declaration of its rights hereunder, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys' fees and costs incurred in the proceeding (including those incurred in any bankruptcy proceeding or appeal) from the non-prevailing party.

14. REPRESENTATIONS AND COVENANT

(a) REPRESENTATIONS. Company represents and warrants to Holder that:

(i) Company is duly organized and in good standing under the laws of the state of its incorporation, formation, or organization and has the power to own its property and to carry on its business in each jurisdiction in which such Company operates;

(ii) Company has full power and authority to enter into this Promissory Note to execute and deliver the same, and to incur the obligations provided for herein, all of which have been duly authorized by all necessary action;

(iii) this Promissory Note is the legal and binding obligation of the Company, enforceable in accordance with its respective terms;

(iv) neither the execution and delivery of this Promissory Note, nor consummation of any of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will contravene or conflict with any provision of law, statute, or regulation to which the Company is subject or any judgment, license, order, or permit applicable to the Company or any indenture, mortgage, deed of trust, or other instrument to which the Company may be subject; no consent, approval, authorization, or order of any court, governmental authority, or third party is required in connection with the execution, delivery, and performance by Company of this Promissory Note or to consummate the transactions contemplated herein;

(b) AFFIRMATIVE COVENANTS. Until payment in full of this Promissory Note, Company agrees and covenants that Company shall and shall:

(i) conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations, laws, and orders of any governmental authority and will act in accordance with customary industry standards in maintaining and operating its assets, properties, and investments;

(ii) maintain complete and accurate books and records of its transactions in accordance with generally accepted accounting principles;

(iii) furnish to Holder immediately upon becoming aware of the existence of any condition or event constituting an Event of Default or event which, with the lapse of time and/or giving of notice would constitute an Event of Default, written notice specifying the nature and period of existence thereof and any action which Company is taking or proposes to take with respect thereto.

6. NO WAIVER. No waiver by Holder of any of its rights or remedies hereunder or under any other

document evidencing or securing this Promissory Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Holder; no delay or omission in the exercise or enforcement by Holder of any rights or remedies shall ever be construed as a waiver of any right or remedy of Holder; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Holder.

7. USURY LAWS. Regardless of any provision contained in this Promissory Note, Holder shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Promissory Note (whether termed interest herein or deemed to be interest by judicial determination or operation of law) any amount in excess of the Maximum Rate, and, in the event that Holder ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Promissory Note, and, if the principal balance of this Promissory Note is paid in full, then any remaining excess shall forthwith be paid to Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest Maximum Rate, Company and Holder shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Promissory Note so that the interest rate is uniform throughout such term; provided, that if this Promissory Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, if any, then Holder or any holder hereof shall refund to Company the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by the Holder or any holder hereof under this Promissory Note at the time in question.

15. Notices

All notices or other written communications hereunder will be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt of an electronic confirmation thereof, (ii) one Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	Jayhawk Energy, Inc. Attn: Scott Mahoney 10119 W. Lariat Lane Peoria, AZ 85383 Phone: (425) 442-0931 Fax: (208) 765-8520
If to Holder:	Kelly J. Stopher 1407 N. River Vista Spokane, WA 99224 Phone: (509) 939-9770 Email: kelly.stopher@comcast.net

16. Waiver of Presentments

Payor waives presentment for payment, notice of dishonor, protest and notice of protest.

17. Non-waiver

No failure or delay by Payee in exercising Payee's rights under this Note shall be a waiver of such rights.

18. Negotiable Instrument; No Partnership

Payor agrees that this Note is a negotiable instrument. Payor acknowledges that Payee will not be construed for any purpose to be a partner, joint venturer, agent or associate of Payor or of any lessee, operator, concessionaire or licensee of Payor in the conduct of its business. By execution of this Note, Payor agrees to indemnify, defend and hold Payee harmless from and against any and all damages, costs, expenses and liability that may be incurred by Payee as a result of a claim that Payee is such a partner, joint venturer, agent or associate.

19. Assignment of promissory note

This Promissory Note shall inure to the benefit of the Holder and its successors and assigns; provided, however, Holder may (with prior consent of Company, such consent not to be unreasonably withheld or delayed or such consent not to be required if Event of Default exists) assign or negotiate this Promissory Note to any Person. Payor agrees that this Note is a negotiable instrument. Payor acknowledges that Payee will not be construed for any purpose to be a partner, joint venturer, agent or associate of Payor or of any lessee, operator, concessionaire or licensee of Payor in the conduct of its business. By execution of this Note, Payor agrees to indemnify, defend and hold Payee harmless from and against any and all damages, costs, expenses and liability that may be

20. Severability

If for any reason any provision of this Note is determined by a tribunal of competent jurisdiction to be legally invalid or unenforceable, the validity of the remainder of the Note will not be affected and such provision will be deemed modified to the minimum extent necessary to make such provision consistent with applicable law and, in its modified form, such provision will then be enforceable and enforced.

21. Integration

There are no verbal or other agreements which modify or affect the terms of this Note. This Note may not be modified of amended except by written agreement signed by Payor and Payee.

22. Conflicting Terms

In the event of any conflict between the terms of this Note and the terms of any Deed of Trust or other instruments securing payment of this Note, the terms of this Note shall prevail.

23. Execution

The Payor executes this Note as a principal and not as a surety. If there is more than one Payor, each Payor shall be jointly and severally liable under this Note.

24. Commercial Property

Payor represents and warrants to Payee that the sum represented by this Note is being used for business, investment or commercial purposes, and not for personal, family or household purposes.

25. Counting of Days; Time of Essence

Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days, not business days. Time is of the essence with respect to all provisions of this Note.

26. Governing Law; Jurisdiction

Any action brought to enforce or interpret this Note, at the option of the Payee, may be brought in Maricopa County, Arizona. This Note shall be construed in accordance with the laws of the state of Arizona.

The undersigned has duly executed this Note effective as of the date and year first written above.

JAYHAWK ENERGY, INC., a Nevada corporation

By: ______________________________
Scott Mahoney, Chairman and CEO

Acknowledged

By: ______________________________
Kelly J. Stopher

EXHIBIT A

JAYHAWK ENERGY, INC.					
PROMISSORY NOTE-Kelly Stopher					
Maturity November 30, 2018					
Interest rate	5%				
Default interest rate	18%				
Pymt Date	Pymt	Applied to Principal	Interest	Balance	Interest only payment due
9/30/2015	0.00	0.00	0.00	110,781.00	0.00
10/31/2015	0.00	0.00	0.00	110,781.00	470.44
11/30/2015	0.00	0.00	0.00	110,781.00	455.26
12/31/2015	0.00	0.00	0.00	110,781.00	470.44
1/31/2016	0.00	0.00	0.00	110,781.00	470.44
2/28/2016	0.00	0.00	0.00	110,781.00	424.91
3/31/2016	0.00	0.00	0.00	110,781.00	485.62
4/30/2016	0.00	0.00	0.00	110,781.00	455.26
5/31/2016	0.00	0.00	0.00	110,781.00	470.44
6/30/2016	0.00	0.00	0.00	110,781.00	455.26
7/31/2016	0.00	0.00	0.00	110,781.00	470.44
8/31/2016	0.00	0.00	0.00	110,781.00	470.44
9/30/2016	0.00	0.00	0.00	110,781.00	455.26
10/31/2016	(4,623.78)	(4,153.34)	470.44	106,627.66	
11/30/2016	(4,623.78)	(4,185.59)	438.20	102,442.07	
12/31/2016	(4,623.78)	(4,188.76)	435.03	98,253.31	
1/31/2017	(4,623.78)	(4,206.54)	417.24	94,046.77	
2/28/2017	(4,623.78)	(4,263.06)	360.73	89,783.72	
3/31/2017	(4,623.78)	(4,242.51)	381.27	85,541.21	
4/30/2017	(4,623.78)	(4,272.24)	351.54	81,268.96	
5/31/2017	(4,623.78)	(4,278.67)	345.11	76,990.29	
6/30/2017	(4,623.78)	(4,307.38)	316.40	72,682.91	
7/31/2017	(4,623.78)	(4,315.13)	308.65	68,367.78	
8/31/2017	(4,623.78)	(4,333.45)	290.33	64,034.33	
9/30/2017	(4,623.78)	(4,360.63)	263.15	59,673.70	
10/31/2017	(4,623.78)	(4,370.37)	253.41	55,303.32	
11/30/2017	(4,623.78)	(4,396.51)	227.27	50,906.81	
12/31/2017	(4,623.78)	(4,407.60)	216.18	46,499.21	
1/31/2018	(4,623.78)	(4,426.32)	197.46	42,072.89	
2/28/2018	(4,623.78)	(4,462.41)	161.38	37,610.48	
3/31/2018	(4,623.78)	(4,464.07)	159.72	33,146.42	
4/30/2018	(4,623.78)	(4,487.56)	136.22	28,658.85	
5/31/2018	(4,623.78)	(4,502.08)	121.70	24,156.77	
6/30/2018	(4,623.78)	(4,524.51)	99.27	19,632.26	
7/31/2018	(4,623.78)	(4,540.41)	83.37	15,091.85	
8/31/2018	(4,623.78)	(4,559.69)	64.09	10,532.15	
9/30/2018	(4,623.78)	(4,580.50)	43.28	5,951.65	
10/31/2018	(4,623.78)	(4,598.51)	25.27	1,353.14	
11/30/2018	(1,358.70)	(1,353.14)	5.56	0.00	